Exhibit 10.51

NOTE PURCHASE AGREEMENT

dated as of July 21, 2006

by and between

EMAGIN CORPORATION

and

STILLWATER LLC

6% SENIOR SECURED CONVERTIBLE NOTES DUE 2007-2008

AND

COMMON STOCK PURCHASE WARRANTS

EMAGIN CORPORATION

NOTE PURCHASE AGREEMENT

6% SENIOR SECURED CONVERTIBLE NOTES DUE 2007-2008

AND

COMMON STOCK PURCHASE WARRANTS

	(e)	Non-contravention.	22
	(f)	Approvals, Filings, Etc.	22
	(g)	Information Provided.	23
	(h)	Investment Company.	23
	(i)	Absence of Brokers, Finders, Etc.	23
	(j)	No Solicitation.	24
	(k)	No Integrated Offering	24
	(l)	Dilutive Effect.	24
	(m)	Absence of Certain Changes.	24
	(n)	No Undisclosed Events, Liabilities, Developments or Circumstances.	25
	(o)	Conduct of Business; Regulatory Permits.	25
	(p)	Indebtedness and Other Contracts.	26
	(q)	Absence of Litigation.	26
	(r)	Insurance.	26
	(s)	Employee Relations	26
	(t)	Title.	27
	(u)	Intellectual Property.	27
	(v)	Environmental Law	28
	(w)	Subsidiary Rights.	28
	(x)	Tax Status.	28
	(y)	Internal Accounting Controls; Financial Statements.	29
	(z)	Sarbanes-Oxley Act.	29
	(aa)	S-3 Eligibility.	29
	(bb)	Concerning the Collateral.	29
	(cc)	Disclosures.	30
	(dd)	Absence of Rights Agreement.	30
5.	CERTAIN COVENANTS.		30
	(a)	Transfer Restrictions.	30
	(b)	Restrictive Legends.	31
	(c)	Reporting Status.	33
	(d)	Form D.	33
	(e)	State Securities Laws	33
	(f)	Limitation on Certain Actions.	34
	(g)	Use of Proceeds.	34
	(h)	Best Efforts.	34
	(i)	Debt Obligation.	35
	(j)	Right of the Buyer to Participate in Future Transactions.	35
	(k)	Press Releases.	37
	(l)	Form 8-K; Limitation on Information and Buyer Obligations.	38
	(m)	Limitation on Certain Transactions.	38
	(n)	Debt Obligation.	39
	(o)	Security Agreement; Financing Statements, Etc.	39
	(p)	Short Sales and Confidentiality After The Date Hereof.	39

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.		40
7.	CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE		41
8.	REGISTRATION RIGHTS.		42
	(a)	Mandatory Registration.	42
	(b)	Obligations of the Company.	44
	(c)	Obligations of the Buyer and other Investors.	49
	(d)	Rule 144.	50
9.	INDEMNIFICATION AND CONTRIBUTION.		50
	(a)	Indemnification.	50
	(b)	Contribution.	52
	(c)	Other Rights.	53
10.	MISCELLANEOUS.		53
	(a)	Governing Law.	53
	(b)	Headings.	53
	(c)	Severability.	53
	(d)	Notices	53
	(e)	Counterparts.	53
	(f)	Entire Agreement; Benefit.	54
	(g)	Waiver.	54
	(h)	Amendment.	54
	(i)	Further Assurances.	55
	(j)	Assignment of Certain Rights and Obligations.	55
	(k)	Expenses.	56
	(l)	Termination.	56
	(m)	Survival.	57
	(n)	Construction; Buyer Status.	57

Annex I	Form of 6% Senior Secured Convertible Note due 2007-2008
Annex II	Form of Common Stock Purchase Warrant to be issued on the Closing Date (Closing Date Warrant)
Annex III	Form of Patent and Trademark Security Agreement
Annex IV	Form of Pledge and Security Agreement
Annex V	Form of Lockbox Agreement
Annex VI	Form of Press Release
Annex VII	Form of Legal Opinion of Company Counsel
Annex VIII	Form of Legal Opinion of Intellectual Property Counsel
Annex IX	Form of Lock Up Agreement
Annex X	Form of Company Put Notice
Annex XI	Form of Common Stock Purchase Warrant to be issued on the closing date of the Other Note Purchase Agreement (July 2006 Warrant)

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT, dated as of July 21, 2006 (this “Agreement”), by and between eMagin Corporation, a Delaware corporation (the “Company”), with headquarters located at 10500 N.E. 8th Street, Suite 1400, Bellevue, Washington 98004, and Stillwater LLC (the “Buyer”)

W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Buyer wishes to agree to purchase from the Company and the Company wishes to agree to sell to the Buyer, which except as set forth herein shall be on the same terms and conditions as the securities sold pursuant to the Other Note Purchase Agreements (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section 1), the Note of the Company to be issued by the Company in the principal amount set forth on the signature page of this Agreement, which Note will be convertible into shares of Common Stock, and in connection with the sale and issuance of the Note the Company shall issue to the Buyer (i) a warrant to purchase shares of Common Stock on the closing date of the Other Note Purchase Agreement (Annex XI) and (ii) a warrant to purchase shares of Common Stock on the Closing Date (Annex II).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

(a) As used in this Agreement, the terms “Agreement”, “Buyer” and “Company” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“AMEX” means the American Stock Exchange, Inc.

“Blackout Period” means the period of up to twenty Trading Days (whether or not consecutive) during any period of 365 consecutive days after the date the Company notifies the Investors that they are required, pursuant to Section 8(c)(4), to suspend offers and sales of Registrable Securities as a result of an event or circumstance described in Section 8(b)(5)(A), during which period, by reason of Section 8(b)(5)(B), the Company is not required to amend a particular Registration Statement or supplement the related Prospectus.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

“Claims” means any losses, claims, damages, liabilities or expenses, including, without limitation, reasonable fees and expenses of legal counsel (joint or several), incurred by a Person.

“Closing Date” means the date ten (10) Business Days after the Company Put Notice or such other mutually agreed to time by the Company and the Buyer.

“Collateral” shall have the meaning to be provided or provided in each Security Agreement.

“Collateral Agent” shall have the meaning to be provided or provided in each Security Agreement.

“Common Stock” means the Common Stock, par value $.001 per share, of the Company.

“Common Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Company Put Notice” means the written notice required to be provided by the Company to the Buyer, in the form attached as Annex X, in accordance with the provisions of Section 2(a) of this Agreement to effectuate the purchase and sale of the Note and December Closing Date Warrant.

“Company Put Notice Date” means December 14, 2006.

“Conversion Price” shall have the meaning to be provided or provided in the Note.

“Conversion Shares” means the shares of Common Stock or other securities issuable upon conversion of the Note.

“December Closing Date Warrant” means the Common Stock Purchase Warrant in the form attached hereto as Annex II.

“Encumbrance” means any mortgage, deed of trust, claim, security interest, lien, pledge, lease, sublease, charge, escrow, option, proxy, right of occupancy, right of first refusal, preemptive right, covenant, conditional limitation, hypothecation, prior assignment, easement, title retention agreement, indenture, security agreement or any other encumbrance of any kind.

“Environmental Law” means any federal, state, local or foreign law relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and published interpretations thereof.

“Exempt Issuance” shall have the meaning set forth in Section 5(m) of this Agreement.

“Event of Default” shall have the meaning to be provided or provided in the Note.

“Generally Accepted Accounting Principles” means, for any Person, the United States generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

“Hazardous Material” means any chemical, pollutant, contaminant, or toxic or hazardous substance or waste.

“Indebtedness” shall have the meaning to be provided or provided in the Note.

“Indemnified Party” means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act.

“Indemnified Person” means the Buyer and any Investor and their respective investment advisers and investment managers, the directors, officers, employees and agents of the Buyer, any such Investor and any such investment adviser or investment manager, each Person, if any, who controls the Buyer, any such Investor or any such investment adviser or investment manager within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) acting on behalf of an Investor who participates in the offering of Registrable Securities of such Investor in accordance with the plan of distribution contained in the Prospectus, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act.

“Inspector” means any attorney, accountant or other agent retained by an Investor for the purposes provided in Section 8(b)(9).

“Insolvent” means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur debts beyond its ability to pay as such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt) or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged for the current fiscal year as such business is now conducted and is proposed to be conducted.

“Intellectual Property” means all franchises, patents, trademarks, service marks, trade names (whether registered or unregistered), copyrights, corporate names, licenses, trade secrets, proprietary software or hardware, proprietary technology, technical information, discoveries, designs and other proprietary rights, whether or not patentable, and confidential information (including, without limitation, know-how, processes and technology) used in the conduct of the business of the Company or any Subsidiary.

“Investor” means the Buyer and any transferee or assignee who agrees to become bound by the provisions of Sections 5(a), 5(b), 8, 9, and 10 of this Agreement.

“July 2006 Warrant” means the Common Stock Purchase Warrant in the form attached hereto as Annex XI.

“Lockbox Agent” means the Person from time to time serving as Lockbox Agent under the Lockbox Agreement.

“Lockbox Agreement” means the Lockbox Agreement by and between the Company and the Lockbox Agent in the form attached as Annex V.

“Liens” shall have the meaning to be provided or provided in the Note.

“Margin Stock” shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221).

“Material Adverse Effect” means (i) a material adverse effect on (A) the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole; (B) the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents; (C) the existence, validity or priority of the Lien on and Security Interest in the Collateral granted pursuant to any Security Agreement; or (D) the rights and remedies of the Buyer under or in connection with the Transaction Documents or (ii) any event or circumstance that would cause any Registration Statement or Prospectus to contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading except if such untrue statement of a material fact in such Registration Statement or Prospectus or omission to state a material fact required to be stated in such Registration Statement or Prospectus in order to make the statements therein not misleading, results from a misstatement or omission made by the Buyer in written information it furnished to the Company specifically for inclusion in such Registration Statement or such Prospectus or in any amendment or supplement thereto, unless the Company shall have failed timely to amend or supplement such Registration Statement or Prospectus after the Buyer shall have corrected such misstatement or omission.

“Nasdaq” means the Nasdaq Global Market.

“Nasdaq Capital Market” means the Nasdaq Capital Market.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Note” means the 6% Senior Secured Convertible Note due 2007-2008 of the Company in the form attached as Annex I.

“Other Note Purchase Agreements” means the several Note Purchase Agreements, dated as of even date herewith, by and between the Company and the buyers of the Other Notes.

“Other Notes” means the Notes issued pursuant to the Other Note Purchase Agreements.

“Other Warrants” means the Common Stock Purchase Warrants issued pursuant to the Other Note Purchase Agreements.

“Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement from the Company to the Collateral Agent in the form attached as Annex III.

“Payment Event” means any of the following events:

(i) the Company fails to file with the SEC any Registration Statement meeting the requirements of this Agreement on or before the date by which the Company is required to file such Registration Statement pursuant to Section 8(a),

(ii) the SEC Effective Date of the Registration Statement required by Section 8(a)(1) covering Registrable Securities does not occur within 150 days following the Closing Date or the SEC Effective Date of any Registration Statement required by Section 8(a)(3) covering Registrable Securities does not occur within 90 days following the date the Company shall become obligated to commence preparation of such Registration Statement: provided, however, that if any such Registration Statement shall be reviewed by the SEC staff a Payment Event shall not occur until 180 days following (x) the Closing Date, in the case of the Registration Statement required by Section 8(a)(1), or (y) such date as the Company becomes obligated to commence preparation of such Registration Statement, in the case of any Registration Statement required by Section 8(a)(3),

(iii) The Company fails to file with the SEC a request for acceleration of effectiveness of a Registration Statement within three Trading Days after the date the Company learns that no review of such Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, or any such request for acceleration fails to request acceleration of such Registration Statement to a time and date not more than 48 hours after the submission of such request,

(iv) after the SEC Effective Date of any Registration Statement, sales cannot be made pursuant to such Registration Statement for any reason (including, without limitation, by reason of a stop order, any untrue statement of a material fact or omission of a material fact in such Registration Statement, or the Company’s failure to update such Registration Statement), except to the extent permitted pursuant to Section 8(b)(5),

(v) the Common Stock generally or the Registrable Securities specifically are not listed or included for quotation on a Trading Market, or

(vi) the Company fails, refuses or is otherwise unable timely to issue and deliver to or upon the order of the Person entitled thereto Conversion Shares upon conversion of the Note or shares of Common Stock issuable upon conversion of any Other Note, Warrant Shares upon exercise of the Warrants or shares of Common Stock issuable upon exercise of any Other Warrants in accordance with the terms of the Warrants or any Other Warrants, as the case may be, as and when required under the Transaction Documents, in any such case within five Trading Days after the due date thereof in accordance with the Note, Other Note, Warrants or Other Warrants or the Company fails, refuses or is otherwise unable timely to transfer any Shares as and when required by the Transaction Documents.

“Payment Period” means any period following the Closing Date during which any Payment Event occurs and is continuing.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

“Placement Agent” means Roth Capital Partners.

“Pledge and Security Agreement” means the Pledge and Security Agreement from the Company to the Collateral Agent in the form attached as Annex IV.

“Pro Rata Share” means with respect to each capital raising transaction to which Section 5(j) applies an amount equal to the product obtained by multiplying (x) an amount equal to one-half of the securities being issued in such capital raising transaction times (y) a fraction of which the numerator is the sum of (A) the total number of shares of Common Stock which would then be issuable upon conversion of the Note and upon exercise of the Warrants for cash plus (B) the number of outstanding Shares beneficially owned by the Buyer at the time the Pro Rata Share is being determined and the denominator is the sum of (C) the number of shares issuable upon conversion of the Note and the Other Notes at the time of original issuance thereof plus (D) the total number of shares of Common Stock issuable upon exercise of the Warrants and the Other Warrants for cash (in each case determined without regard to any limitation on conversion of exercise thereof), subject to adjustment of the amounts specified in the immediately preceding clauses (C) and (D) for stock splits, stock dividends and similar capital changes affecting the Common Stock that occur on or after the Closing Date and on or prior to the date Pro Rata Share is being determined.

“Prospectus” means the prospectus forming part of the Registration Statement at the time the Registration Statement is declared effective and any amendment or supplement thereto (including any information or documents incorporated therein by reference).

“PTO” means the United States Patent and Trademark Office.

“Purchase Price” means up to [$500,000.] [Prior to execution of this NPA, please reduce the $500,000 amount by the difference, if any, between the principal amount of the Other Notes in this round of financing and $6.5 million]. The Purchase Price will be adjusted downward in the event that (i) the Company obtains additional financing prior to the Closing Date, or (ii) all or a portion of any common stock purchase warrant of the Company owned by the Buyer is exercised prior to the Closing Date and the Company receives the exercise price of such warrants in cash. On the Closing Date, the Purchase Price will be the difference between [$500,000] [Prior to execution of this NPA, please reduce the $500,000 amount by the difference, if any, between the principal amount of the Other Notes in this round of financing and $6.5 million]and the sum of (i) the amount of additional financing raised by the Company prior to the Closing Date, and (ii) the aggregate exercise price paid by the Buyer to the Company upon exercise of all or a portion of any common stock purchase warrant owned by the Buyer prior to the Closing Date.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record” means all pertinent financial and other records, pertinent corporate documents and properties of the Company subject to inspection for the purposes provided in Section 8(b)(9).

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

“Registrable Securities” means (1) the Shares, (2) if the Common Stock is changed, converted or exchanged by the Company or its successor, as the case may be, into any other stock or other securities on or after the date hereof, such other stock or other securities which are issued or issuable in respect of or in lieu of the Shares and (3) if any other securities are issued to holders of Common Stock (or such other shares or other securities into which or for which the Common Stock is so changed, converted or exchanged as described in the immediately preceding clause (2)) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event, such other securities which are issued or issuable in respect of or in lieu of the Shares.

“Registration Period” means, with respect to each Registration Statement, the period from the SEC Effective Date for such Registration Statement, to the earlier of (A) the date which is five years after the Closing Date or such date after which each Investor may sell all of its Registrable Securities without registration under the 1933 Act pursuant to Rule 144, free of any limitation on the volume of such securities which may be sold in any period) and (B) the date on which the Investors no longer own any Registrable Securities.

“Registration Statement” means a registration statement on Form S-3 or such other form as may be available to the Company to be filed with the SEC under the 1933 Act relating to the Registrable Securities and which names any Investor as a selling stockholder.

“Regulation D” means Regulation D under the 1933 Act.

“Repurchase Event” shall have the meaning to be provided or provided in the Note.

“Restricted Ownership Percentage” shall have the meaning provided in Section 5(j)(2).

“Reverse Stock Split” means a reverse split of the Common Stock of not less than one for each ten shares of Common Stock outstanding prior thereto.

“Rule 144” means Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a “safe harbor” exemption from registration under the 1933 Act so as to permit a holder to sell securities of the Company to the public without registration under the 1933 Act.

“Rule 144A” means Rule 144A under the 1933 Act or any successor rule thereto.

“SEC” means the Securities and Exchange Commission.

“SEC Effective Date” means, with respect to any Registration Statement, the date such Registration Statement is first declared effective by the SEC.

“SEC Filing Date” means the date the Registration Statement is first filed with the SEC pursuant to Section 8.

“SEC Reports” means the Company’s (1) Annual Report on Form 10-K for the year ended December 31, 2005, (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, and (3) all other periodic and other reports filed by the Company with the SEC pursuant to the 1934 Act subsequent to December 31, 2005, and prior to the date hereof, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

“Securities” means, collectively, the Note, the Shares and the Warrants.

“Security Agreement” means either or both of the Pledge and Security Agreement and the Patent and Trademark Security Agreement.

“Security Interest” shall have the meaning to be provided or provided in each Security Agreement.

“Shares” means collectively the Conversion Shares and the Warrant Shares;

“Short Sales” shall have the meaning provided in Rule 200 of Regulation SHO under the 1934 Act as in effect on the date of this Agreement (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stockholder Approval” shall have the meaning provided in Section 5(p).

“Stockholder Meeting” shall have the meaning provided in Section 5(p).

“Strategic Issuance” means the issuance by the Company for cash of Common Stock or Common Stock Equivalents in connection with a strategic alliance, collaboration, joint venture, partnership, manufacturing, marketing, distributing or similar arrangement of the Company with another Person which strategic alliance, collaboration, joint venture, partnership manufacturing, marketing, distributing or similar arrangement relates to the Company’s business as conducted immediately prior thereto and which Person is engaged in a business similar or related to the business of the Company.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Trading Day” means at any time a day on which any of a national securities exchange, Nasdaq, Nasdaq Capital Market or such other securities market as at such time constitutes the principal securities market for the Common Stock is open for general trading of securities.

“Trading Market” means the AMEX, the Nasdaq, the Nasdaq Capital Market or the New York Stock Exchange, Inc.

“Transaction Documents” means, collectively, this Agreement, the Security Agreement, the Securities, the Lockbox Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

“Transaction Form 8-K” shall have the meaning provided in Section 5(l).

“Violation” means

(i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

(iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or

(iv) any breach or alleged breach by the Company of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.

“Warrants” means both the December Closing Date Warrant and the July 2006 Warrant.

“Warrant Shares” means the shares of Common Stock and any other securities issuable upon exercise of the Warrants.

2. PURCHASE AND SALE; PURCHASE PRICE.

(a) Purchase.
Upon the terms and subject to the conditions of this Agreement, the Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Buyer, on the Closing Date, the Note in the principal amount equal to the Purchase Price and having the terms and conditions as set forth in the form of the Note attached hereto as Annex I for the Purchase Price. The Company shall have the right to require the Buyer to purchase the Note by delivering to the Buyer a Company Put Notice on December 14, 2006 by electronic mail and facsimile by the Company Put Notice Date and the Buyer shall be obligated to purchase the Notes specified in such Company Put Notice if the conditions to closing set forth in Section 7 are satisfied. In connection with the purchase of the Note by the Buyer, the Company shall issue to the Buyer at the closing on the Closing Date the December Closing Date Warrant initially entitling the holder to purchase the number of shares of Common Stock equal to seventy percent (70%) of the number of shares issuable upon conversion of the Note on the Closing Date. The Company shall not be obligated to sell the Note or issue such December Closing Date Warrant to the Buyer until the Company shall, in its sole discretion, have given the Company Put Notice to the Buyer, whereupon the Company shall be obligated to sell the Note and issue such December Closing Date Warrant to the Buyer upon the terms and subject to the conditions of this Agreement. The Buyer acknowledges and agrees that it will be irrevocably bound to purchase the Note and December Closing Date Warrant on the Closing Date so long as (i) the Company Put Notice has been delivered to the Buyer, and (ii) the conditions to closing as set forth in Section 7 of this Agreement have been satisfied by the Company. In consideration of the Buyer agreeing to enter into this Agreement, the Company shall also issue to the Buyer on the closing date of the Other Note Purchase Agreement the July 2006 Warrant, attached hereto as Annex XI.

(b) Form of Payment.
Payment by the Buyer of the Purchase Price to the Company on the Closing Date shall be made by wire transfer of immediately available funds to:

[INTENTIONALLY OMITTED]
For credit to account No.
For credit to the account of
Reference:

(c) Closing.
The issuance and sale of the Note and the issuance of the December Closing Date Warrant shall occur on the Closing Date at Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112 or at such other location and time as the parties may agree. At the closing, upon the terms and subject to the conditions of this Agreement, (1) the Company shall issue and deliver to the Buyer the Note and the December Closing Date Warrant against payment by the Buyer to the Company of an amount equal to the Purchase Price, and (2) the Buyer shall pay to the Company an amount equal to the Purchase Price against delivery by the Company to the Buyer of the Note and the December Closing Date Warrant.

3. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE BUYER.

The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

(a) Circumstances of Purchase.
The Buyer is purchasing the Note and acquiring the Warrants for its own account and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act; and the Buyer will acquire any Shares issued to the Buyer prior to the SEC Effective Date of a Registration Statement covering the resale of such Shares by the Buyer for its own account and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act prior to such SEC Effective Date; and the Buyer has no intention of making any distribution, within the meaning of the 1933 Act, of the Shares except in compliance with the registration requirements of the 1933 Act or pursuant to an exemption therefrom. The Buyer is acquiring the Securities hereunder in the ordinary course of its business.

(b) Accredited Investor; Residence.
At the time the Buyer was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants for cash it will be, an “accredited investor” as that term is defined in Rule 501 of Regulation D under the 1933 Act by reason of Rule 501(a)(3) thereof. The office or offices of the Buyer in which its investment decision was made is located at the address or addresses of such Investor set forth on the signature page hereto.

(c) Reoffers and Resales.
The Buyer will not offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities unless registered under the 1933 Act, pursuant to an exemption from registration under the 1933 Act or in a transaction not requiring registration under the 1933 Act; provided, however, that the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities prohibited hereby, and in effecting any pledge of Securities the Buyer shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 3(c); provided, further, however, the Buyer acknowledges that in connection with any sale, transfer or assignment by the pledgee of such Securities, such pledgee may be required by applicable law to make such sale, transfer or assignment in accordance with, or pursuant to a registration statement or an exemption under, the 1933 Act.

(d) Company Reliance.
The Buyer understands that (1) the Note is being offered and sold and the Warrants are being issued to the Buyer, (2) upon conversion of the Note prior to two years after the Closing Date, the Conversion Shares will be issued to the Buyer upon such conversion and (3) upon exercise of the Warrants for cash, or upon cashless exercise of the Warrants prior to two years after the Closing Date, the Warrant Shares issued upon such exercise will be issued to the Buyer, in each such case in reliance on one or more exemptions from the registration requirements of the 1933 Act, including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire or receive an offer to acquire the Securities.

(e) Information Provided.
The Buyer and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and information relating to the offer and sale of the Note and the offer of the Warrants deemed relevant by them (assuming the accuracy and completeness of the SEC Reports and of the Company’s responses to the Buyer’s requests); the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Securities and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and the Subsidiaries; without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the SEC Reports; in connection with its decision to purchase the Note and to acquire the Warrants, the Buyer has relied solely upon the SEC Reports, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the other Transaction Documents, as well as any investigation of the Company completed by the Buyer or its advisors; the Buyer understands that its investment in the Securities involves a high degree of risk; and the Buyer understands that the offering of the Note is being made to the Buyer as part of an offering without any minimum amount of the offering but subject to a maximum amount of $7 million aggregate principal amount of the Note and the Other Notes (subject, however, to the right of the Company at any time prior to execution and delivery of this Agreement by the Company, in its sole discretion, to accept or reject an offer by the Buyer to purchase the Note and to acquire the Warrants).

(f) Absence of Approvals.
The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

(g) Note Purchase Agreement.
The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed by the Buyer in connection herewith and to consummate the transactions on the Buyer’s part contemplated hereby and thereby; Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; and this Agreement and the Transaction Documents to which the Buyer is a party have been duly and validly authorized, duly executed and delivered by the Buyer and, assuming due execution and delivery by the Company, constitute valid and legally binding obligations of the Buyer enforceable in accordance with their terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

(h) Buyer Status.
The Buyer is not a “broker” or “dealer” as those terms are defined in the 1934 Act, which is required to be registered with the SEC pursuant to Section 15 of the 1934 Act.

(i) Experience of the Buyer.
The Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. The Buyer has had the opportunity to ask questions of management of the Company.

(j)) General Solicitation.
The Buyer did not learn of the offering of the Securities through any public advertising or general solicitation (as these terms are used in Regulation D).

(k) Short Sales and Confidentiality Prior To The Date Hereof.
Other than the transaction contemplated hereunder, the Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, executed any disposition, including Short Sales (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that the Buyer first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (the “Discussion Time”). Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement and its professional advisors, the Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY.

The Company represents and warrants to, and covenants and agrees with, the Buyer as follows:

(a) Organization and Authority.
The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (i) each of the Company and the Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby; and the Company does not have any equity investment in any other Person other than (x) the Subsidiaries listed in the SEC Reports and (y) Subsidiaries which do not, individually or in the aggregate, have any material revenue, assets or liabilities.

(b) Qualifications.
 The Company and each of the Subsidiaries are duly qualified to do business as foreign corporations and are in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a Material Adverse Effect.

(c) Concerning the Shares and the Common Stock.
The Shares have been duly authorized and the Conversion Shares, when issued upon conversion of the Note, and the Warrant Shares, when issued upon exercise of the Warrants, in each such case will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no unwaived preemptive or similar rights of any stockholder of the Company or any other Person to acquire any of the Securities issued or to be issued to the Buyer. The Company has duly reserved [40,000,000] shares of Common Stock exclusively for issuance upon conversion of the Note and the Other Notes and exercise of the Warrants and the Other Warrants, and such shares shall remain so reserved, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Note, the Other Notes and the Warrants, so long as the Note, the Other Notes or the Warrants are outstanding. The Common Stock is listed for trading on the AMEX and, except as described on Schedule 4(c), (1) the Company and the Common Stock meet the criteria for continued listing and trading on the AMEX; (2) the Company has not been notified since December 31, 2004 by the AMEX of any failure or potential failure to meet the criteria for continued listing and trading on the AMEX and (3) no suspension of trading in the Common Stock is in effect. Except as described on Schedule 4(c), the Company knows of no reason that the Shares will not be eligible for listing on the AMEX. The Company acknowledges that the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Buyer shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided, however, that in order to make any sale, transfer or assignment of Securities in connection with a foreclosure or realization on such pledge, the Buyer or its pledgee shall make such disposition in accordance with, or pursuant to a registration statement or an exemption under, the 1933 Act.

(d) Corporate Authorization.
This Agreement and the other Transaction Documents to which the Company is or will be a party have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Buyer, this Agreement is, and the Note, and the Warrants will be, when executed and delivered by the Company, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

(e) Non-contravention.
The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the issuance of the Securities as contemplated by this Agreement and consummation by the Company of the other transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any term or provision of the Certificate of Incorporation or Bylaws of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance (other than pursuant to the Security Agreement) upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected, in any such case which would be reasonably likely to have a Material Adverse Effect, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, in any such case which could have a Material Adverse Effect, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

(f) Approvals, Filings, Etc.
No authorization, approval or consent of, or filing with, any United States or foreign court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary for (x) the execution, delivery and performance by the Company of the Transaction Documents, (y) the issuance and sale of the Securities as contemplated by this Agreement and the terms of the Note and the Warrants and (z) the performance by the Company of its obligations under the Transaction Documents, other than (1) registration of the resale of the Shares under the 1933 Act as contemplated by Section 8, (2) as may be required under applicable state securities or “blue sky” laws, (3) filing of one or more Forms D with respect to the Securities as required under Regulation D, (4) filing of financing statements as required under the Pledge and Security Agreement, (5) the filings with the PTO as required by the Patent and Trademark Security Agreement and (6) the filing of the Transaction Form 8-K.

(g) Information Provided.
The SEC Reports (together with the press release issued by the Company), the Transaction Documents and the instruments delivered by the Company to the Buyer in connection with the execution and delivery of this Agreement and in connection with the closing on the Closing Date do not and will not on the date of execution and delivery of this Agreement, the date of delivery thereof to the Buyer and on the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4(g), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 4(g) to the extent that a statement in any document included in such information which was prepared and furnished to the Buyer on a later date (but on or before the date of this Agreement) or filed with the SEC on a later date (but on or before the date of this Agreement) modifies or replaces such statement, whether or not such later prepared or filed statement so states.

(h) Investment Company.
 Neither the Company nor any Subsidiary is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(i) Absence of Brokers, Finders, Etc.
No broker, finder or similar Person is entitled to any commission, fee or other compensation by reason of action taken by or on behalf of the Company in connection with the transactions contemplated by this Agreement other than the Placement Agent (whose commissions, fees and compensation shall be payable solely by the Company in accordance with a written agreement between the Company and the Placement Agent), and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any Person for any such commission, fee or other compensation.

(j) No Solicitation.
Neither the Company nor, to the best of its knowledge, any other Person acting on behalf of the Company, used any form of general solicitation or general advertising in respect of the Securities or in connection with the offer and sale of the Securities. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company, except as contemplated by this Agreement and the Other Note Purchase Agreements; and neither the Company nor any Person authorized to act on its behalf will sell or offer for sale any promissory notes, warrants, shares of Common Stock or other securities to, or solicit any offers to buy any such security from, any Person so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the 1933 Act.

(k) No Integrated Offering.
None of the Company, any Subsidiary, any of their respective Affiliates, or any Person acting on behalf of any of them has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities, the Other Notes and the Other Warrants to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed, quoted or designated. None of the Company, any Subsidiary, their respective Affiliates or any Person acting on behalf of any of them will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(l) Dilutive Effect.
The Company understands and acknowledges that the number of Shares issuable upon conversion of the Note and the Other Notes and upon exercise of the Warrants and the Other Warrants will be substantial and may increase in certain circumstances. The Company further acknowledges that, subject to the terms and conditions of the Transaction Documents, its obligation to issue Shares upon conversion of the Note and upon exercise of the Warrants in accordance with this Agreement, the Note and the Warrants are, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(m) Absence of Certain Changes.
Except as disclosed in the SEC Reports, since December 31, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries taken as a whole. Except as disclosed in the SEC Reports, since December 31, 2005, neither the Company nor any Subsidiary has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) had capital expenditures outside of the ordinary course of business, (iv) engaged in any transaction with any Affiliate except as set forth in the SEC Reports or (v) engaged in any other transaction outside of the ordinary course of business. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company is not as of the date hereof, after giving effect to the transactions contemplated hereby to occur on the Closing Date and the transactions contemplated by the Other Note Purchase Agreements, Insolvent.

(n) No Undisclosed Events, Liabilities, Developments or Circumstances.
No event, liability, development, circumstance or transaction has occurred or exists, with respect to the Company or any Subsidiary or their respective business, properties, operations, condition (financial or other), results of operations or prospects, that would be required to be disclosed by the Company under applicable securities laws (including pursuant to the anti-fraud provisions thereof) on a registration statement on Form S-3 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

(o) Conduct of Business; Regulatory Permits.
Neither the Company nor any Subsidiary is in violation of any term of or in default under its Certificate of Incorporation, or its Bylaws. Neither the Company nor any Subsidiary is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any Subsidiary which violation could have a Material Adverse Effect, and neither the Company nor any Subsidiary will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the AMEX and has no knowledge of any facts or circumstances that would be likely to lead to delisting or suspension of the Common Stock by the AMEX in the future. Since December 31, 2005, (i) the Common Stock has been listed on the AMEX, (ii) trading in the Common Stock has not been suspended by the SEC or the AMEX and (iii) the Company has received no communication, written or oral, from the SEC or the AMEX regarding the suspension or delisting of the Common Stock from the AMEX. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(p) Indebtedness and Other Contracts.
Except as set forth on the SEC Reports, neither the Company nor any Subsidiary (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by any other party to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument, except where such violations and defaults could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. The Company has filed all material contracts required to be filed in accordance with the applicable requirements of the SEC Reports as exhibits to such reports.

(q) Absence of Litigation.
Except as set forth in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation, whether criminal, civil or otherwise, before or by the AMEX, any court, arbitrational body, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Subsidiaries or any of the Company's or any Subsidiary's officers or directors in their capacities as such. To the knowledge of the Company, none of the directors or officers of the Company has been a party to any securities related litigation during the past ten years, other than as disclosed in the SEC Reports.

(r) Insurance.
The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not have a Material Adverse Effect.

(s) Employee Relations.
Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. No executive officer of the Company (as defined in Rule 405 under the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any material liability with respect to any of the foregoing matters. The Company and the Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(t) Title.
The Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens except (i) immaterial Liens for taxes not yet delinquent, (ii) immaterial carriers’, warehousemen’s, mechanics', materialmen's, repairmen’s, landlord’s Liens (and other similar Liens), and immaterial Liens under operating and similar agreements, to the extent the same relate to expenses incurred in the ordinary course of business consistent with past practice and that are not yet due, (iii) that are routine governmental approvals, or (iv) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Neither the Company nor any Subsidiary owns any real property. Any real property and facilities held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

(u) Intellectual Property.
Except as provided in the Security Agreement, (1) the Company and each Subsidiary holds all Intellectual Property that it owns free and clear of all Encumbrances and restrictions on use or transfer, whether or not recorded, and has sole title to and ownership of or has the full, exclusive (subject to the rights of its licensees) right to use in its field of business such Intellectual Property; and the Company and each Subsidiary holds all Intellectual Property that it uses but does not own under valid licenses or sub-licenses from others; (2) the use of the Intellectual Property by the Company or any Subsidiary does not, to the knowledge of the Company, violate or infringe on the rights of any other Person; (3) neither the Company nor any Subsidiary has received any notice of any conflict between the asserted rights of others and the Company or any Subsidiary with respect to any Intellectual Property; (4) the Company and each Subsidiary has used its commercially reasonable best efforts to protect its rights in and to all Intellectual Property; (5) the Company and each Subsidiary are in compliance with all material terms and conditions of its agreements relating to the Intellectual Property; (6) neither the Company nor any Subsidiary is, or since December 31, 2005 has been, a defendant in any action, suit, investigation or proceeding relating to infringement or misappropriation by the Company or any Subsidiary of any Intellectual Property nor has the Company or any Subsidiary been notified of any alleged claim of infringement or misappropriation by the Company or any Subsidiary of any Intellectual Property; (7) to the knowledge of the Company, none of the products or services the Company and the Subsidiaries are researching, developing, propose to research and develop, make, have made, use, or sell, infringes or misappropriates any Intellectual Property right of any third party; (8) none of the trademarks and service marks used by the Company or any Subsidiary, to the knowledge of the Company, infringes the trademark or service mark rights of any third party; and (9) to the Company’s knowledge none of the material processes and formulae, research and development results and other know-how relating to the Company's or the Subsidiaries' respective businesses, the value of which to the Company or any Subsidiary is contingent upon maintenance of the confidentiality thereof, has been disclosed to any Person other than Persons bound by written confidentiality agreements.

(v) Environmental Laws.
To the Company’s knowledge, the Company and the Subsidiaries (i) are in compliance with all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in any such case in the foregoing clauses (i), (ii) or (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(w) Subsidiary Rights.
The Company or one of the Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by the applicable corporation or company law under which each Subsidiary is formed) to receive dividends and distributions on, all stock of the Subsidiaries that is owned by the Company or such other Subsidiary as owns such stock.

(x) Tax Status.
The Company and each Subsidiary (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which it has set aside on its books a provision in the amount of such taxes being contested in good faith and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(y) Internal Accounting Controls; Financial Statements.
The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. The consolidated financial statements, if any, included in each SEC Report present fairly and accurately in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates reported and the consolidated results of operations, changes in stockholders' equity and cash flows for the periods reported, all in conformity with Generally Accepted Accounting Principles applied on a consistent basis and in conformity with the rules and regulations of the SEC under the 1934 Act applicable to the Company, subject, in the case of unaudited financial statements, to (1) normal recurring year-end adjustments, all of which that are necessary for a fair presentation of such financial statements have been included, and (2) the absence of all required notes thereto. Except as set forth in the consolidated financial statements of the Company included in the SEC Reports, neither the Company nor any Subsidiary has any liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company and the Subsidiaries, taken as a whole.

(z) Sarbanes-Oxley Act.
The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(aa) S-3 Eligibility.
The Company meets the requirements of Form S-3 for the registration of the resale of the Registrable Securities.

(bb) Concerning the Collateral.
 Upon execution and delivery of the Security Agreement by the Company and the Collateral Agent and completion of the filings referred to in Schedule I to the Pledge and Security Agreement and Exhibit C to the Patent and Trademark Security Agreement, the Collateral Agent will have a first priority perfected security interest in the Collateral for the ratable benefit of the holders of the Other Notes and, when issued by the Company to the Buyer, this Note.

(cc) Disclosures.
For purposes of this Agreement and the transactions contemplated hereby, none of the representations or warranties made by the Company under any of the Transaction Documents and no written information furnished by the Company pursuant hereto, or in any other document, certificate or written statement furnished by the Company to the Buyer or any authorized representative of the Buyer, pursuant to the Transaction Documents or in connection therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

(dd) Absence of Rights Agreement.
The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change of control in the Company.

5. CERTAIN COVENANTS.

(a) Transfer Restrictions.
The Buyer acknowledges and agrees that (1) the Note and the Warrants have not been and are not being registered under the provisions of the 1933 Act or any state securities laws and, except as provided in Section 8, the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and that the Note and the Warrants may not be transferred unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Note or the Warrants to be transferred may be transferred without such registration; (2) no sale, conveyance assignment or other transfer of the Note or the Warrants or any interest therein may be made except in accordance with the terms hereof and thereof; (3) the Shares may not be resold by the Buyer unless the resale has been registered under the 1933 Act or is made pursuant to an applicable exemption from such registration and the Company shall have received the opinion of counsel provided for in the second to last sentence of this Section 5(a); (4) any sale of Shares under a Registration Statement shall be made only in compliance with the terms of this Section 5(a) and Section 8 (including, without limitation, Section 8(c)(4)); (5) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if the exemption provided by Rule 144 is not available, any resale of the Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (6) the Company is under no obligation to register the Securities (other than registration of the resale of the Registrable Securities in accordance with Section 8) under the 1933 Act or, except as provided in Section 5(d) and Section 8, to comply with the terms and conditions of any exemption thereunder. Prior to the time particular Shares are eligible for resale under Rule 144(k), the Buyer may not sell the Shares in a transaction which does not constitute a sale thereof pursuant to the applicable Registration Statement in accordance with the plan of distribution set forth therein or in any supplement to the related Prospectus unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that such Shares may be so sold without registration under the 1933 Act. Nothing in any of the Transaction Documents shall limit the right of a holder of the Securities to make a bona fide pledge thereof to an institutional lender and the Company agrees to cooperate with any Investor who seeks to effect any such pledge by providing such information and making such confirmations as reasonably requested. The Buyer agrees that any sale by the Buyer of Shares pursuant to a particular Registration Statement shall be sold in a manner described in the plan of distribution set forth in the related Prospectus and, if the prospectus delivery requirement cannot be satisfied by compliance with Rule 153 or 172 under the 1933 Act, (A) if such sale is made through a broker, the Buyer shall instruct its broker to deliver the Prospectus to the purchaser or purchasers (or the broker or brokers therefor) in connection with such sale, shall supply copies of the Prospectus to its broker or brokers and shall instruct its broker or brokers to deliver such Prospectus to the purchaser in such sale or such purchaser’s broker, (B) if such sale is made in a transaction directly with a purchaser and not through the facilities of any securities exchange or market, the Buyer shall deliver, or cause to be delivered, the Prospectus to such purchaser; and (C) if such sale is made by any means other than those described in the immediately preceding clauses (A) and (B), the Buyer shall otherwise use its best efforts to comply with the prospectus delivery requirements of the 1933 Act applicable to such sale.

(b) Restrictive Legends.
(1) The Buyer acknowledges and agrees that the Note shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Note):

NEITHER THE ISSUANCE OF THIS NOTE NOR THE ISSUANCE OF THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE, NOR MAY ANY INTEREST THEREIN BE, OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY, SUBJECT TO CERTAIN EXCEPTIONS, A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(2) The Buyer further acknowledges and agrees that the Warrants shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Warrants):

NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORS OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE, NOR MAY ANY INTEREST THEREIN BE, OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY, SUBJECT TO CERTAIN EXCEPTIONS, A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(3) The Buyer further acknowledges and agrees that until such time as the Shares have been registered for resale under the 1933 Act as contemplated by Section 8 or are eligible for resale under Rule 144(k) under the 1933 Act, the certificates for the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “1933 Act”). The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the 1933 Act or an opinion of counsel that registration is not required under the 1933 Act.

(4) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 5(b)(3) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such Security is effective under the 1933 Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the 1933Act (including judicial interpretations and pronouncements issued by the SEC). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the SEC Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Securities are converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Shares, or if such Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the 1933 Act (including judicial interpretations thereof) then such Shares shall be issued free of all legends. The Company agrees that following the SEC Effective Date or at such time as such legend is no longer required under this Section 5(b)(4), it will, no later than five Trading Days following the delivery by a Buyer to the Company or the Company’s transfer agent of a certificate representing Shares, as applicable, deliver or cause to be delivered to such Buyer a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Buyers by crediting the account of the Buyer’s prime broker with the Depository Trust Company System.

(c) Reporting Status.
  During the Registration Period, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(d) Form D.
The Company agrees to file with the SEC on a timely basis one or more Forms D with respect to the Securities as required under Regulation D to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Buyer within five Business Days after Buyer requests in writing a copy of such filing.

(e) State Securities Laws.
On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the offer and sale of the Securities to the Buyer as contemplated by the Transaction Documents under such of the securities laws of jurisdictions in the United States as shall be applicable thereto. Notwithstanding the foregoing obligations of the Company in this Section 5(e), the Company shall not be required (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(e), (2) to subject itself to general taxation in any such jurisdiction, (3) to file a general consent to service of process in any such jurisdiction, (4) to provide any undertakings that cause more than nominal expense or burden to the Company or (5) to make any change in its certificate or articles of incorporation or by-laws which the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall furnish the Buyer with copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities laws on or before the Closing Date.

(f) Limitation on Certain Actions.
From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Note, the Company (1) shall comply with Article III of the Note as if the Note were outstanding, (2) shall not take any action which, if the Note were outstanding, (A) would constitute an Event of Default or, with the giving of notice or the passage of time or both, would constitute an Event of Default or (B) would constitute a Repurchase Event or, with the giving of notice or the passage of time or both, would constitute a Repurchase Event.

(g) Use of Proceeds.
The Company represents and warrants to the Buyer, and covenants and agrees with the Buyer, that: (1) it does not own or have any present intention of acquiring any Margin Stock; (2) the proceeds of sale of the Note and the Warrant Shares will be used for general working capital purposes and in the operation of the Company’s business; provided, however, that up to $100,000 of the proceeds of this Note and the Other Notes may be used in connection with the search for an additional member of senior management described in Section 3.17(b) of the Note; (3) none of such proceeds will be used, directly or indirectly (A) to pay any existing debt obligations (other than normal payables), (B) to make any loan to or investment in any other Person or (C) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose which might constitute the transactions contemplated by this Agreement a “purpose credit” within the meaning of such Regulation U of the Board of Governors of the Federal Reserve System; and (4) neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

(h) Best Efforts.
Each of the Company, on the one hand, and the Buyer, on the other hand, agree to use their best efforts timely to satisfy each of the conditions to the other’s obligations to sell and purchase the Note set forth in Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

(i) Debt Obligation.
 So long as any portion of the Note is outstanding, the Company shall cause its books and records to reflect the Note as a debt of the Company in its unpaid principal amount, shall cause its financial statements to reflect the Note as a debt of the Company in such amount as shall be the greatest amount permitted in accordance with Generally Accepted Accounting Principles and, whenever appropriate, as a valid senior debt obligation of the Company for money borrowed.

(j) Right of the Buyer to Participate in Future Transactions.

(1) Right to Participate. The Buyer will have a right to participate, on the terms and conditions set forth in this Section 5(j), in all sales by the Company of any of the Company’s equity securities or other securities that are convertible into or exchangeable for any of the Company’s equity securities in each capital raising transaction, if any, that occurs at any time when the Note, or any instrument issued upon transfer or split up thereof, remains outstanding (in whole or in part), other than any such sale that is a public offering underwritten on a firm commitment basis and registered with the SEC under the 1933 Act and other than a Strategic Issuance; provided, however, that if under legal requirements applicable to a particular transaction the only Persons eligible to purchase securities in such transaction are “accredited investors,” as defined in Regulation D, then the Buyer must be an accredited investor in order to purchase securities in such transaction. For any such transaction during such period, the Company shall give at least four Business Days advance written notice to the Buyer prior to any offer or sale of any of the Company's securities in such transaction by providing to the Buyer a term sheet which (A) contains all significant business terms of such proposed transaction, (B) is sufficiently detailed so as to reasonably permit the Buyer the opportunity to determine whether or not to exercise its rights under this Section 5(j) and (C) is at least as detailed as the term sheet or summary of such transaction as the Company shall furnish to any offeree or broker in such transaction. The Buyer shall have the right to participate in such proposed transaction and to purchase its Pro Rata Share of such securities which are the subject of such proposed transaction for the same consideration and on the same terms and conditions as contemplated for sales to third parties in such transaction (or such lesser portion thereof as specified by the Buyer). If the Buyer elects to exercise its rights hereunder for a particular transaction, it shall deliver written notice to the Company within four Business Days following receipt from the Company of the notice and term sheet meeting the requirements of this Section 5(j), which notice from the Buyer shall be conditional upon (A) the Buyer’s receipt of satisfactory definitive documents for such transaction from the Company if the Company has not furnished final, definitive documents for such transaction to the Buyer at or before the time the Company gives such notice of such transaction to the Buyer, and (B) the satisfaction of the other conditions precedent to the obligations of buyers generally in such transaction to complete such transaction. If, subsequent to the Company giving notice to the Buyer hereunder but prior to any of (i) the Buyer exercising its right to participate, (ii) the expiration of the four Business Day period without response from the Buyer or (iii) the rejection of such offer for such financing by the Buyer, the terms and conditions of the proposed sale to third parties in such transaction are changed from those disclosed in the term sheet provided to the Buyer, the Company shall be required to provide a new notice and term sheet meeting the requirements of this Section 5(j), reflecting such revised terms, to the Buyer hereunder and the Buyer shall have the right, which must be exercised within four Business Days of the date the Buyer receives such new notice and such revised term sheet, to exercise its rights to purchase the securities on such changed terms and conditions and otherwise as provided hereunder. If the Buyer does not exercise its rights hereunder with respect to a proposed transaction within the period or periods provided, or affirmatively declines to engage in such proposed transaction with the Company, then the Company may proceed with such proposed transaction on the same terms and conditions as noticed to the Buyer (assuming the Buyer has consented to the transaction, if required, pursuant to Section 5(n) and such transaction does not violate any other term or provision of the Transaction Documents), provided that if such proposed transaction is not consummated within 75 days following the Company’s notice hereunder, then the rights hereunder shall again be afforded to the Buyer for such proposed transaction. The rights and obligations of this Section 5(j) shall in no way limit or restrict the other rights of the Buyer pursuant to this Section 5. Notwithstanding anything herein to the contrary, failure of the Buyer to affirmatively elect in writing to participate in any proposed transaction within the required time frames shall be deemed to be the equivalent of Buyer’s decision not to participate in such proposed transaction. Notwithstanding the foregoing, this Section 5(j)(1) shall not apply in respect of an Exempt Issuance.

(2) Limitation on Right of Participation. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired directly or through acquisition of Common Stock Equivalents by the Buyer pursuant to any transaction to which this Section 5(j) applies shall not at any one time exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Buyer (other than by virtue of the ownership of securities or rights to acquire securities (including the Note and the Warrants) that have limitations on the Buyer’s right to convert, exercise or purchase similar to the limitation set forth herein (the “Excluded Shares”)), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of ownership of Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership of the Buyer for purposes of determining whether a group exists or for purposes of determining the Buyer’s beneficial ownership, in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder, would result in beneficial ownership by the Buyer or such group of more than 9.9% of the shares of the Company's Common Stock (the “Restricted Ownership Percentage”), computed in accordance with Regulation 13D-G. The Buyer shall have the right (x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 10% and (y) at any time and from time to time, to increase its Restricted Ownership Percentage unless the Buyer shall have, by written instrument delivered to the Company, irrevocably waived its rights to so increase its Restricted Ownership Percentage. If the Buyer would otherwise be unable by reason of the Restricted Ownership Percentage to acquire the full amount of securities which the Buyer would otherwise be entitled to acquire in a particular transaction pursuant to this Section 5(j) then (A) the Company shall include in the terms of the securities which the Buyer is entitled to purchase in such transaction under this Section 5(j) a provision comparable to Section 6.7 of the Note and (B) if, notwithstanding the inclusion of the provision required by the immediately preceding clause (1), the Buyer remains unable to acquire the full amount of securities which the Buyer would otherwise be entitled to acquire under this Section 5(j), the Buyer’s right to acquire such securities shall be deferred and if thereafter, at any time or from time to time the Buyer could acquire all or any part of such securities without exceeding its Restricted Ownership Percentage, then the Buyer shall be entitled to acquire such securities at such time or form time to time. The Buyer will provide notice to the Company when it becomes able to purchase all or any part of such securities and the closing of each such purchase shall occur on the date that is five Business Days after the Buyer gives such notice.

(3) Right Applicable to Successive Transactions. The rights of the Buyer under this Section 5(j) shall apply to all capital raising transactions described in Section 5(j)(1) that occur during the period specified in Section 5(j)(1).

(k) Press Releases.
Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Buyer for comment at least one Business Day prior to issuance, unless the release is required to be issued within a shorter period of time pursuant to this Agreement or by law or pursuant to the rules of the securities exchange or market which at the time constitutes the principal market for the Common Stock.  The Company shall, contemporaneously with the Closing on the Closing Date or as promptly as possible thereafter on the Closing Date, issue a press release, in the form of Annex VI hereto, concerning the transactions contemplated hereby. The Company's other press releases and other public information, to the extent concerning the Transaction Documents, shall contain such information as reasonably requested by the Buyer and be reasonably approved by the Buyer prior to issuance.

(l) Form 8-K; Limitation on Information and Buyer Obligations.
(1) Within two Business Days after the Closing Date, the Company will publicly report the issue and sale of the Note and Warrants and the securities issued pursuant to the Other Purchase Agreements entered into on or before the Closing Date by filing with the SEC a Current Report on Form 8-K under the 1934 Act, which report shall describe the material terms of the transactions contemplated hereby and thereby and include copies of the forms of the Transaction Documents as exhibits to such report (the “Transaction Form 8-K”). The Company acknowledges and agrees that, upon the filing of the Transaction Form 8-K with the SEC, the Buyer shall not be in possession of any material nonpublic information received from the Company, any Subsidiary or any of their respective officers, directors, employees or agents.

(2) The Company shall not provide, and shall cause each Subsidiary and the respective officers, directors, employees and agents of the Company and the Subsidiaries not to provide, the Buyer any material nonpublic information regarding the Company or any Subsidiary from and after the date the Company files, or is required by this Agreement to file, the Transaction Form 8-K with the SEC without the prior express written consent of the Buyer.

(m) Limitation on Certain Transactions.
From the date of this Agreement until after the SEC Effective Date of the Registration Statement contemplated by Section 8(a)(1), without the prior written consent of the Buyer (which consent may be withheld in the Buyer’s sole discretion), the Company shall not issue or sell or agree to issue or sell any securities (aside from the Other Notes and the Other Warrants and the shares of Common Stock issuable upon conversion or exercise thereof) in a capital raising transaction, unless such securities will not be, and are not, registered for sale or resale under the 1933 Act until on or after such SEC Effective Date; provided, however, that the limitation of this Section 5(m) shall not apply to (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (collectively, an “Exempt Issuance”). The Company agrees that, except for the amounts of securities to be purchased and the name of the buyer and the Restricted Ownership Percentage, the terms and provisions of the Other Notes and the Other Warrants shall be identical to the Note and the Warrants.

(n) Debt Obligation.
 So long as any portion of the Note is outstanding, the Company shall cause its books and records to reflect the Note as a debt of the Company in its unpaid principal amount, shall cause its financial statements to reflect the Note as a debt of the Company in accordance with Generally Accepted Accounting Principles and as a valid senior debt obligation of the Company for money borrowed that is secured by the Collateral (unless all Collateral shall have been released pursuant to the Security Agreement and the security interest thereunder shall have terminated).

(o) Security Agreement; Financing Statements, Etc.
The Company agrees to execute and deliver to the Collateral Agent at or before the Closing the Patent and Trademark Security Agreement in the form attached hereto as Annex III and the Pledge and Security Agreement in the form attached hereto as Annex IV. The Company shall prepare and at or before the Closing Date file with the appropriate officials, Uniform Commercial Code financing statements on Form UCC-1 relating to the Collateral in which the Company is granting a security interest to the Collateral Agent for the benefit of the holders of the Note and the Other Notes pursuant to the Pledge and Security Agreement; and prepare and file with the PTO appropriate documents relating to the Collateral in which the Company is granting a security interest to the Collateral Agent for the benefit of the holders of the Note and the Other Notes pursuant to the Patent and Trademark Security Agreement. Prior to the Closing, the Company shall provide to the Buyer evidence of such filings and customary, current search reports of the relevant Uniform Commercial Code filing offices and the PTO.

(p) Short Sales and Confidentiality After The Date Hereof.
The Buyer covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing from the time that the Buyer first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder and ending on the earlier of (i) the date that the transactions contemplated by this Agreement are first publicly announced subsequent to the Closing Date as described in Section 5(k) and (ii) the date, if applicable, that this Agreement is terminated pursuant to Section 10(l). The Buyer covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 5(k) or the earlier termination of this Agreement, the Buyer will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Buyer understands and acknowledges that the SEC currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the effective date of the Registration Statement with the Securities is a violation of Section 5 of the 1933 Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, the Buyer does not make any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the earlier of (i) the date that the transactions contemplated by this Agreement are first publicly announced subsequent to the Closing Date as described in Section 5(k) and (ii) the date, if applicable, that this Agreement is terminated pursuant to Section 10(l). Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The Buyer understands that the Company’s obligation to sell the Note and issue the December Closing Date Warrant to the Buyer pursuant to this Agreement is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

(a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

(b) The representations and warranties of the Buyer contained in this Agreement shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date the Buyer shall have performed all covenants and agreements of the Buyer contained in this Agreement and required to be performed by the Buyer on or before the Closing Date.

7. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The Company understands that the Buyer’s obligation to purchase the Note and acquire the December Closing Date Warrant is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

(a) No legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(b) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date;

(c) No event which, if the Note were outstanding, (1) would constitute an Event of Default or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing or (2) would constitute a Repurchase Event or which, with the giving of notice or the passage of time, or both, would constitute a Repurchase Event shall have occurred and be continuing;

(d) The Company shall have delivered to the Buyer a certificate, dated the Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer, to the effect set forth in subparagraphs (a), (b) and (c) of this Section 7;

(e) The Company shall have delivered to the Buyer an appropriate certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date, and (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby;

(f) The closings under the Other Note Purchase Agreements shall have occurred;

(g) The Conversion Shares and the Warrant Shares shall have been approved for listing, subject only to official notice of issuance, by the AMEX and the Buyer shall have received written evidence of such approval by the AMEX;

(h) On the Closing Date, the Buyer shall have received an opinion of Sichenzia Ross Friedman Ference LLP, counsel for the Company, dated the Closing Date, addressed to the Buyer, in the form substantially similar to the attached as Annex VII and an opinion of Epstein Drangel Bazerman & James, LLP, intellectual property counsel for the Company, dated the Closing Date, addressed to the Buyer, in the form substantially similar to the attached as Annex VIII; and

(i) On the Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., the AMEX, Nasdaq or the Nasdaq Capital Market shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of New York shall not have been declared by either federal or state authorities.

(j) All filings of financing statements necessary or appropriate under the Uniform Commercial Code in connection with the Pledge and Security Agreement shall have been made, and the Buyer shall have received satisfactory evidence of such filings; and

(k) None of the Other Notes shall have been redeemed by the Company;

8. REGISTRATION RIGHTS.

(a) Mandatory Registration.
(1) The Company shall prepare and, as expeditiously as possible, but in no event later than the date which is 90 days after the Closing Date, file with the SEC a Registration Statement which covers the resale by the Buyer of a number of shares of Common Stock equal to the sum of (A) the number of Conversion Shares issuable upon conversion of the Note plus (B) the number of Warrant Shares issuable upon exercise of the Warrants, as Registrable Securities, and which Registration Statement shall state that, in accordance with Rule 416 under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Note or exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. Such Registration Statement may also cover the resale by other holders of shares of Common Stock issued or issuable by the Company pursuant to any equity or convertible debt financing completed by the Company prior to the SEC Filing Date.

(2) Prior to the earlier of the (i) SEC Effective Date, or (ii) two (2) years from the date hereof, the Company shall not file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than (A) any registration statement on Form S-8 and (B) any registration statement or amendment which the Company is required to file, or as to which the Company is required to request acceleration, pursuant to any obligation in effect on the date of execution and delivery of this Agreement.

(3) If at any time or from time to time after the Closing Date any Investor shall hold or be the beneficial owner of any Registrable Securities, other than those Registrable Securities included in the Registration Statement that the Company is required to file under Section 8(a)(1), which Registrable Securities are not covered by a Registration Statement, then promptly following the written demand of any Investor following the issuance of such additional Registrable Securities or the issuance of any securities convertible into, exchangeable for, or otherwise entitling an Investor to acquire, such additional Registrable Securities, and in any event within 30 days following such demand, the Company shall prepare and file with the SEC a new Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of such additional Registrable Securities) covering the resale by such Investor of such additional Registrable Securities. Such Registration Statement also shall cover, to the extent permitted by the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional securities resulting from stock splits, stock dividends or similar transactions with respect to such additional Registrable Securities. Nothing herein shall limit the Company’s obligations or any Investor’s rights under Section 6.4 of the Note or Section 9 of the Warrants.

(4) If a Payment Event occurs, then the Company will make payments to the Buyer, in immediately available funds in lawful money of the United States, as partial liquidated damages for the minimum amount of damages to the Buyer by reason thereof, and not as a penalty, which payments shall accrue at the rate of 1.0% per month of the principal amount of the Note at the time outstanding during each Payment Period. Each such payment shall be due and payable within five Business Days after the end of each calendar month during which any Payment Period occurs until the termination of such Payment Period and within five Business Days after such termination. Such payments shall be in partial compensation to the Buyer, and shall not constitute the Buyer’s exclusive remedy for any Payment Event. A particular Payment Period shall terminate upon (u) the filing of the applicable Registration Statement, in the case of clause (i) of the definition of “Payment Event”; (v) the applicable SEC Effective Date for the particular Registration Statement, in the case of clause (ii) or (iii) of the definition of “Payment Event”; (w) the ability of the Buyer to effect sales pursuant to the applicable Registration Statement, in the case of clause (iv) of the definition of “Payment Event”; (x) the listing or inclusion and/or trading of the Common Stock on a Trading Market, as the case may be, in the case of clause (v) of the definition of “Payment Event”; (y) the issuance and delivery of the shares, in the case of clause (vi) of the definition of “Payment Event”; and (z) in the case of the events described in clauses (ii), (iii) and (iv) of the definition of “Payment Event”, the earlier termination of the Registration Period, and in each such case in the preceding clauses (u) thorough (z), any Payment Period that commenced by reason of the occurrence of any Payment Event shall terminate if at the time (1) no other Payment Event is continuing or (2) subject to the rights of any transferee under Section 10(j), the Buyer no longer holds any portion of the Note or any Registrable Securities. Notwithstanding any other provision of this Section 8(a)(4) to the contrary, the Company shall not be obligated to make any payments hereunder for Payment Periods in excess of an aggregate of 548 days. If the Company fails to pay any liquidated damages pursuant to this Section in full within three days after the date payable, the Company will pay interest thereon at a rate of 16% per annum (or such lesser rate as is the highest rate permitted by applicable law) to the Buyer, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

            (5) Notwithstanding the foregoing, the registration rights set forth in this Section 8 apply to the Note and December Closing Date Warrant. The July 2006 Warrant shall have the same registration rights mutatis mutandis as, and be registered with, the Other Warrants pursuant to the registration rights set forth in the Other Note Purchase Agreement.

(b) Obligations of the Company.
In connection with the registration of the Registrable Securities, the Company shall:

(1) use its best efforts to cause each Registration Statement to become effective as promptly as possible after the filing thereof and to keep such Registration Statement effective at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of such Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company represents and warrants to the Investors that (a) each Registration Statement (including any amendment or supplement thereto and prospectus contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) each Prospectus, at the time the related Registration Statement is declared effective by the SEC and at all times that such Prospectus is required by this Agreement to be available for use by any Investor and, in accordance with Section 8(c)(4), any Investor is entitled to sell Registrable Securities pursuant to such Prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(2) subject to Section 8(b)(5), prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and Prospectus as may be necessary to keep such Registration Statement effective, and such Prospectus current, at all times during the Registration Period, and, during the Registration Period (other than during any Blackout Period during which the provisions of Section 8(b)(5)(B) are applicable), comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities covered by such Registration Statement;

(3) furnish to Investors whose Registrable Securities are included in a particular Registration Statement and such Investors’ respective legal counsel, promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, (1) one conformed copy of such Registration Statement and any amendment thereto and the related Prospectus and each amendment or supplement thereto and (2) such number of copies of such Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor; and notify the Investor and its legal counsel within one Business Day after the same is filed with the SEC, or received by the Company, of the filing or receipt of each letter written by or on behalf on the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and permit counsel designed by the Investor to review letters and items of correspondence upon the request of such counsel;

(4) subject to Section 8(b)(5), use its best efforts (i) to register and qualify the Registrable Securities covered by each Registration Statement under the securities or blue sky laws of such jurisdictions as any Investor who owns or holds any Registrable Securities reasonably requests, (ii) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (iii) to take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(b)(4), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (V) to make any change in its certificate or article of incorporation or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

(5) (A) as promptly as practicable after becoming aware of such event or circumstance, notify each Investor of the occurrence of any event or circumstance of which the Company has knowledge (x) as a result of which any Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (y) which requires the Company to amend or supplement any Registration Statement due to the receipt from an Investor or any other selling stockholder named in the Prospectus of new or additional information about such Investor or selling stockholder or its intended plan of distribution of its Registrable Securities or other securities covered by such Registration Statement, or (z) which requires the Company to amend or supplement any Registration Statement pursuant to the Company’s undertakings as set forth in the Registration Statement and in Item 512 of Regulation S-K under the 1933 Act, and use its best efforts promptly to prepare a supplement or amendment to such Registration Statement and Prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

(B) notwithstanding Section 8(b)(5)(A) above, if at any time the Company notifies the Investors as contemplated by Section 8(b)(5)(A) with respect to a particular Registration Statement or Prospectus the Company also notifies the Investors that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the SEC Effective Date of the applicable Registration Statement and (y) the latest date prior to such notice on which the Company has amended or supplemented such Registration Statement, then the Company shall not be required to use best efforts to make such amendment during a Blackout Period; provided, however, that in any period of 365 consecutive days the Company shall not be entitled to avail itself of its rights under this Section 8(b)(5)(B) with respect to more than two Blackout Periods; and provided further, however, that no Blackout Period may commence sooner than 90 days after the end of an earlier Blackout Period;

(6) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being offered or sold pursuant to a particular Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of such Registration Statement at the earliest possible time;

(7) permit the Investors who hold Registrable Securities being included in a particular Registration Statement (or their designee) and their counsel to review and have a reasonable opportunity to comment on such Registration Statement and any related Prospectus and all amendments and supplements thereto at least two Business Days prior to their filing with the SEC;

(8) make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company’s fiscal quarter next following the SEC Effective Date of each Registration Statement;

(9) make available for inspection by any Investor and any Inspector retained by such Investor, at such Investor’s sole expense, all Records as shall be reasonably necessary or appropriate to enable such Investor to exercise due diligence for purposes of the 1933 Act and the 1934 Act as it relates to the Registration Statement and cause the Company’s and the Subsidiaries officers, directors and employees to supply all information which such Investor or Inspector may reasonably request for purposes of such due diligence; provided, however, that such Investor shall hold in confidence and shall not make any disclosure of any Record or other information which the Company determines in good faith to be confidential, and of which determination such Investor is so notified, unless (i) the disclosure of such Record is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus and a reasonable time prior to such disclosure the Investor shall have notified the Company of the need to so correct such misstatement or omission and the Company shall have failed to correct such misstatement or omission, (ii) the release of such Record is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iii) the information in such Record has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto, substantially in the form of this Section 8(b)(9), which agreement shall permit such Inspector to disclose Records to the Investor who has retained such Inspector. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (i) the disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in a Registration Statement or the related Prospectus, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at such Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

(10) use its best efforts to cause all the Registrable Securities covered by a particular Registration Statement as of the SEC Effective Date of such Registration Statement to be listed, quoted or traded on the principal securities market on which securities of the same class or series issued by the Company are then listed, quoted or traded;

(11) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

(12) cooperate with the Investors who hold Registrable Securities being offered pursuant to a particular Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request; and, not later than the SEC Effective Date of such Registration Statement, the Company shall cause legal counsel selected by the Company to deliver to the Investors whose Registrable Securities are included in the Registration Statement opinions of counsel in form and substance as is customarily given to underwriters in an underwritten public offering;

(13) advise the Investors in writing on the date that the Registration Statement is declared effective by the SEC that the form of Prospectus contained in the Registration Statement at the time of effectiveness meets the requirements of Section 10(a) of the 1933 Act or that it intends to file a Prospectus pursuant to Rule 424(b) that meets the requirements of Section 10(a) of the 1933 Act;

(14) during the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act; and

(15) take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement relating thereto.

(c) Obligations of the Buyer and other Investors.
In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

(1) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company completed Selling Securityholder Questionnaire in the form attached hereto as Exhibit A and shall execute such other documents in connection with such registration as the Company may reasonably request.

(2) Each Investor by such Investor’s acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder that covers such Registrable Securities, unless such Investor has notified the Company of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement;

(3) Each Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the applicable Registration Statement or Prospectus or as otherwise is in compliance with applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution before selling any Registrable Securities pursuant to such Registration Statement or Prospectus subsequent to such material change; each Investor agrees (a) to notify the Company in writing in the event that such Investor enters into any material agreement with a broker or a dealer for the sale pursuant to a Registration Statement of Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental Prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction; and

(4) Each Investor acknowledges that there may occasionally be times as specified in Section 8(b)(5) or 8(b)(6) when the Company must suspend the use of a Prospectus until such time as an amendment to the related Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to such Prospectus or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to such Prospectus during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of such Prospectus in accordance with Section 8(b)(5) or 8(b)(6) and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Investor or files with the SEC an amended or supplemented Prospectus.

(d) Rule 144.
 With a view to making available to each Investor the benefits of Rule 144, the Company agrees:

(1) so long as any Investor owns Registrable Securities, promptly upon request of such Investor, to furnish to such Investor such information as may be necessary to permit such Investor to sell Registrable Securities pursuant to Rule 144 without registration and otherwise reasonably to cooperate with such Investor and

(2) if at any time the Company is not required by applicable law or this Agreement to file reports with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, to use its best efforts, upon the request of an Investor, to make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

9. INDEMNIFICATION AND CONTRIBUTION.

(a) Indemnification.
(1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation. Subject to the restrictions set forth in Section 9(a)(3) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such controlling Person, promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(1) shall not apply to: (I) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by such Indemnified Person or an underwriter for such Indemnified Person expressly for use in connection with the preparation of any Registration Statement or any such amendment thereof or supplement thereto; (II) any Claim arising out of or based on any statement or omission in any Prospectus, which statement or omission was corrected in any subsequent Prospectus that was delivered to the Indemnified Person prior to the pertinent sale or sales of Registrable Securities by such Indemnified Person; and (III) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors.

(2) In connection with each Registration Statement, each Investor who is named as a selling stockholder in such Registration Statement agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9(a)(1), each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or any amendment thereof or supplement thereto; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(a)(2) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor; provided, further, however, that an Investor shall be liable under this Section 9(a)(2) for only that amount of all Claims in the aggregate as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement exceeds the amount paid by such Investor for such Registrable Securities or for the Common Stock Equivalents pursuant to which such Registrable Securities were issued, as the case may be. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in such preliminary prospectus was corrected on a timely basis in the related Prospectus, as then amended or supplemented.

(3) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(a), deliver to the indemnifying party a notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding, in which case the indemnifying party shall not be responsible for more than one such separate counsel, and one local counsel in each jurisdiction in which an action is pending, for all Indemnified Persons or Indemnified Parties, as the case may be. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9(a), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(b) Contribution.
To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties’ relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9(a), (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (c) the aggregate contribution by any seller of Registrable Securities shall be limited to the amount by which the proceeds received by such seller from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities or for the Common Stock Equivalents pursuant to which such Registrable Securities were issued, as the case may be.

(c) Other Rights.
The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

10. MISCELLANEOUS.

(a)  Governing Law.
THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) Headings.
 The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c) Severability.
 If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(d) Notices.
 Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by certified mail, personal delivery, telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party’s address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Executive Officer (telephone line facsimile number (425) 749-3601).

(e) Counterparts.
This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party’s signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Buyer shall be deemed a reference to the date set forth below the Buyer’s signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company’s signature on the signature page hereof and (3) the date of execution and delivery of this Agreement, or the date of execution and delivery of this Agreement by the Buyer and the Company, shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

(f) Entire Agreement; Benefit.
This Agreement, including the Annexes, Schedules and Exhibits hereto, and Section 8 of the Other Note Purchase Agreement with regard to the registration rights for the July 2006 Warrant set forth in Section 8(a)(5) of this Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein and in the Annexes and Exhibits. This Agreement, including the Annexes and Exhibits, supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Buyer and their respective successors and permitted assigns.

(g) Waiver.
Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

(h) Amendment.
(1) No amendment, modification, waiver, discharge or termination of any provision of this Agreement on or prior to the Closing Date nor consent to any departure by the Buyer or the Company therefrom on or prior to the Closing Date shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and in any such case shall be effective only in the specific instance and for the purpose for which given.

(2) No amendment, modification, waiver, discharge or termination of any provision of this Agreement after the Closing Date nor consent to any departure by the Company therefrom after the Closing Date shall in any event be effective unless the same shall be in writing and signed (x) by the Company, if the Company is to be charged with enforcement or (y) by the Majority Holders, if the Buyer is to be charged with enforcement, and in any such case shall be effective only in the specific instance and for the purpose for which given but shall nonethless bind the Buyer and its transferees, successors and assigns; provided, however, that no such amendment modification, waiver, discharge or termination which (i) increases the Buyer’s liability, (ii) amends this Section 10(h) or (iii) adversely affects the Buyer’s rights under Sections 5(a), 5(b), 5(c), 5(d), 5(e), 5(f), 5(j), 5(k), 5(l), 5(m), 8(a), 8(b) and 9, shall be effective unless in writing signed by the Buyer.

(3) No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

(i) Further Assurances.
Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

(j) Assignment of Certain Rights and Obligations.
The rights of an Investor under Sections 5(a), 5(b), 8, 9, and 10 of this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor’s Registrable Securities (or all or any portion of the Note or the Warrants) if: (1) such Investor agrees in writing with such transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (2) the Company is, within a reasonable time after such transfer, furnished with notice of (A) the name and address of such transferee and (B) the securities with respect to which such rights and obligations are being transferred, (3) in the case of assignment of rights under Section 8, immediately following such transfer or assignment the further disposition of Registrable Securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (4) at or before the time the Company received the notice contemplated by clause (2) of this sentence the transferee agrees in writing with the Company to be bound with respect to such assigned securities by such of the provisions contained in Sections 5(a), 5(b), 8, 9, and 10 hereof as shall have been so assigned to such transferee and (5) if Section 5(a) shall be applicable to such transfer, such Investor shall have complied with Section 5(a). Upon any such transfer, the Company shall be obligated to such transferee to perform all of its covenants under Sections 5(a), 5(b), 8, 9, and 10 of this Agreement, to the extent the same have been so assigned to such transferee, as if such transferee were the Buyer. In connection with any such transfer the Company shall, at its sole cost and expense, promptly after such transfer take such actions as shall be reasonably acceptable to the transferring Investor and such transferee to assure that each Registration Statement and related Prospectus for which the transferring Investor is a selling stockholder are or become available for use by such transferee for sales of the Registrable Securities in respect of which such rights and obligations have been so transferred.

(k) Expenses.
The Company shall be responsible for its expenses (including, without limitation, the legal fees and expenses of its counsel), incurred by it in connection with the negotiation and execution of, and closing under, and performance of, this Agreement. All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 5(d), 5(e), 5(g) and 8 of this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company but excluding (a) fees and expenses of investment bankers or other advisors retained by any Investor and (b) brokerage commissions incurred by any Investor. The Company shall pay promptly upon demand all expenses incurred by the Buyer after the Closing Date, including reasonable attorneys’ fees and expenses, as a consequence of, or in connection with (1) the negotiation, preparation or execution of any amendment, modification or waiver of any of the Transaction Documents, (2) any default or breach of any of the Company’s representations, warranties, covenants or obligations set forth in any of the Transaction Documents, and (3) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyer under any of the Transaction Documents, including, without limitation, any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Buyer. Except as otherwise provided in Section 9 and this Section 10(k), each of the Company and the Buyer shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

(l) Termination.
(1) The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

(A) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder required to be performed prior to the time of such termination;

(B) any condition to the Buyer’s obligations hereunder is not fulfilled at or prior to the time such condition is required to be satisfied; or

(C) the closing shall not have occurred on a Closing Date on or before December 29, 2006, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

(2) The Company shall have the right to terminate this Agreement by giving notice to the Buyer at any times at or prior to the Closing Date if the closing shall not have occurred on a Closing Date on or before December 29, 2006, other than solely by reason of a breach of this Agreement by the Company, so long as the Company is not in breach of this Agreement at the time it gives such notice. Any such termination shall be effective upon the giving of notice thereof by the Company. Upon such termination, neither the Company nor the Buyer shall have any further obligation to one another hereunder, except for the Company’s liability for the Buyer’s expenses as provided in Section 10(k).

(m) Survival.
The respective representations, warranties, covenants and agreements of the Company and the Buyer contained in this Agreement and the documents delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Transaction Documents and the closing hereunder and delivery of and payment for the Note and the issuance of the Warrants, and shall remain in full force and effect regardless of any investigation made by or on behalf of the Buyer or any Person controlling or acting on behalf of the Buyer or by the Company or any Person controlling or acting on behalf of the Company.

(n) Construction; Buyer Status.
The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The Buyer is not acting as part of a “group” (as that term is used in Section 13(d) of the 1934 Act) with any other Person who is or proposes to become a party to any Other Note Purchase Agreement, or who is acquiring or holds any Other Note or Other Warrant, in negotiating and entering into this Agreement or purchasing the Note and the Warrants or acquiring, disposing of or voting any of the Shares. The Company hereby confirms that it understands and agrees that the Buyer is not acting as part of any such group. If the Buyer is other than AGMF, such Buyer acknowledges and agrees that such Buyer is not relying on AGMF or AGMF’s legal counsel in making a decision to enter into this Agreement, purchase the Note, acquire the Warrants or otherwise in connection with the Transaction Documents, and such legal counsel are not acting as the Buyer’s legal counsel in connection therewith.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized on the respective dates set forth below their signatures hereto.

Purchase Price: See defined term in this Agreement
Principal Amount of Note: TBD
Initial Conversion Price of Note: TBD
December Closing Date Warrant Shares
Initially Issuable Upon Exercise of Warrant: TBD
Initial Exercise Price of December Closing
Date Warrant: TBD
July 2006 Warrant Shares Initially Issuable
Upon Exercise of Warrant: 1,923,076
Initial Exercise Price of July 2006 Warrant: $0.26

EMAGIN CORPORATION

By:	/s/ Gary W. Jones
Name: Gary W. Jones
Title: Chief Executive Officer
Date: July 21, 2006

With a copy to:

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Floor
New York, New York 10018
Attention: Richard A. Friedman, Esq.

Facsimile No: (212) 930-9725

STILLWATER LLC

By:	/s/ Mortimer D.A. Sackler
Name: Mortimer D.A. Sackler
Title: President

Date: July 21, 2006
Address for Notices:

eMagin Corporation

Selling Securityholder Questionnaire

The undersigned beneficial owner (the “Selling Securityholder”) of Common Stock, par value $.001 per share, of eMagin Corporation, a Delaware corporation (the “Company”), understands that the Company intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) for registration of the resale under the Securities Act of 1933, as amended (the “Securities Act”), of such securities (the “Registrable Securities”). This Questionnaire is delivered pursuant to the terms of the Note Purchase Agreement, dated as of July 21, 2006 (the “Purchase Agreement”), between the Company and the Buyer named therein. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, the Selling Securityholder is advised to consult its own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

The Selling Securityholder hereby provides the following information to the Company in connection with the Company’s preparation of the Registration Statement:

1. Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

(c)	Full Legal Name of the natural person who directly or indirectly has power to vote or dispose of the Registrable Securities listed in Item 3 below:

2. Address for Notices to Selling Securityholder:

Complete the following only if the Selling Securityholder wishes to receive notices relating to the Registration at a different address or to a different person than the current notice address for purposes of the Purchase Agreement.

Telephone:_______________________________________
Fax:_____________________________________________
Contact Person:____________________________________

3. Beneficial Ownership of Registrable Securities:

(a)	Number of Registrable Securities (all of which are shares of Common Stock) beneficially owned:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes __ No __

Note:	If yes, the SEC staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes __ No __

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes __ No __

Note:	If no, the SEC staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Other Beneficial Ownership of Common Stock by the Selling Securityholder.

Except as set forth below in this Item 5, the Selling Securityholder is not the beneficial or registered owner of any shares of Common Stock of the Company other than the Registrable Securities listed above in Item 3.

(a)	Number of other shares of Common Stock held of record or beneficially owned by the Selling Securityholder:

6. Relationships with the Company:

Except for the Purchase Agreement and transactions related thereto and except as set forth below, the Selling Securityholder has not held any position or office or had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The Selling Securityholder’s obligations with respect to the information it provides in response to this Questionnaire are set forth in Section 8(c) of the Purchase Agreement.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:____________________________________________	Beneficial Owner: _____________________________________________

By:
Name:
Title:

PLEASE FAX OR E-MAIL THE COMPLETED
AND EXECUTED QUESTIONNAIRE TO:

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Floor
New York, New York 10018
Attention: Richard A. Friedman, Esq.
e-Mail address: rfriedman@srff.com

Annex X
to
Note Purchase
Agreement

COMPANY PUT NOTICE
(6% Senior Secured Convertible Notes due 2007-2008
of eMagin Corporation)

TO: [NAME OF BUYER] [FACSIMILE NO.]

(1) Pursuant to the terms of the Note Purchase Agreement, dated as of July __, 2006 (the "Note Purchase Agreement"), by and between eMagin Corporation, a Delaware corporation (the “Company”), and ______________________, a _______________ organized and existing under the laws of the State of _____________ (the “Buyer”), the Company hereby exercises its right to sell the Securities to the Buyer, subject to the closing conditions set forth in Sections 6 and 7 of the Note Purchase Agreement being satisfied prior to the Closing Date.

(2) The principal amount of the Notes to be sold to the Buyer is $[INSERT AN AMOUNT UP TO [$500,000] BASED ON THE PURCHASE PRICE ADJUSTMENTS - SEE DEFINITION OF PURCHASE PRICE [Prior to execution of this NPA, please reduce the $500,000 amount by the difference, if any, between the principal amount of the Other Notes in this round of financing and $6.5 million]] ____________________.

(3) Subject to the closing conditions set forth in Sections 6 and 7 of the Note Purchase Agreement being satisfied, the Closing Date for the sale and purchase of Notes will be December __, 2006 [INSERT DATE WHICH IS TEN BUSINESS DAYS AFTER THE DATE THIS NOTICE IS GIVEN],
or such other mutually agreed to time by the Company and the Buyer.

(4) Capitalized terms used in this Notice and not defined in this Notice have the respective meanings provided in the Note Purchase Agreement.

Dated: December _____, 2006

EMAGIN CORPORATION

Date:	By:	/s/

Title